Exhibit 10.2
BANK OF AMERICA, N.A.
225 Franklin Street / 2nd Floor
Mail Stop: MA1-225-02-04
Boston, MA 02110

Executed and delivered on April 30, 2020,
intending to be effective
as of February 3, 2020 (the “Effective Date”)

ACRC Lender B LLC c/o Ares Management 245 Park Avenue, 42nd Floor New York, NY 10167 Attention: Real Estate Legal Department and Capital Markets	Ares Commercial Real Estate Corporation c/o Ares Management 2000 Avenue of the Stars, 12th Floor Los Angeles, CA 90067 Attention: Chief Accounting Officer
ACRC Lender B LLC c/o Ares Management 2000 Avenue of the Stars, 12th Floor Los Angeles, CA 90067 Attention: Chief Accounting Officer	Ares Commercial Real Estate Corporation c/o Ares Management 245 Park Avenue, 42nd Floor New York, NY 10167 Attention: Real Estate Capital Markets & Legal Department

RE: Short Term Extension of Warehouse Period for $36,280,000 Warehousing Advance (the “Crowntree Advance”) for the $45,350,000 Mortgage Loan for Crowntree Lakes, Orlando, FL (the “Crowntree Mortgage Loan”)

Ladies and Gentlemen:
Reference is hereby made to the following Loan Documents:
I.    that certain Amended and Restated Bridge Loan Warehousing Credit and Security Agreement, dated as of August 8, 2016 (as amended, restated, supplemented or otherwise modified from time to time, and as any provision thereof may be waived, the “Credit Agreement”), by and among ACRC Lender B LLC, a Delaware limited liability company (the “Borrower”), the Persons party to the Credit Agreement from time to time as lenders (the “Lenders”) and Bank of America, N.A., a national banking association, as a Lender and in its capacity as administrative agent for the Lenders under the Credit Agreement (in its capacity as administrative agent, the “Administrative Agent”);
II.    that certain Letter Agreement, executed and delivered on September 28, 2018, with an Effective Date of September 9, 2018, by and among the Borrower, the Lenders and the Administrative Agent (the “9/9/18 Letter Agreement”);
III.    that certain Letter Agreement, dated as of December 7, 2018, by and among the Borrower, the Lenders and the Administrative Agent (the “12/7/18 Letter Agreement”);
IV.    that certain Letter Agreement, dated as of September 5, 2019, by and among the Borrower, the Lenders and the Administrative Agent (the “9/5/19 Letter Agreement”); and

V.    that certain Letter Agreement, dated as of December 4, 2019, by and among the Borrower, the Lenders and the Administrative Agent (the “12/4/19 Letter Agreement” and collectively with the 9/9/18 Letter Agreement, the 12/7/18 Letter Agreement and the 9/5/19 Letter Agreement, the “Letter Agreements” and each a “Letter Agreement”).
The Borrower, the Lenders and the Administrative Agent hereby acknowledge the following:
A.    Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Credit Agreement or in the Letter Agreements;
B.    The Borrower has requested that the Crowntree Warehouse Period be extended to July 1, 2020; and
C.    Accordingly, the Administrative Agent and the Lenders are willing to grant the extension of the Crowntree Warehouse Period to July 1, 2020 solely upon the terms and conditions set forth in this letter.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:
1.    Extension. The Crowntree Warehouse Period is hereby extended to July 1, 2020 (the “Crowntree Extension”).
2.    Fee. The Crowntree Extension is conditioned upon payment of an additional extension fee of the $15,116.67, and shall be due and payable in full simultaneously with the execution and delivery of this Letter Agreement.
3.    Amendment to Applicable Margin. Solely with respect to the interest rate applicable for the Crowntree Advance, the definition of “Applicable Margin” is hereby deleted in its entirety and such definition is hereby amended to read as follows:
“‘Applicable Margin’ means, with respect to LIBOR Loans and Alternative Base Rate Loans, 275 basis points per annum.”
4.    Index Rate. If at any time the Index Rate would be less than one percent (1.00%), the Index Rate shall be deemed to be one percent (1.00%) for purposes of the Credit Agreement.
5.    The Borrower hereby warrants, represents, covenants and agrees that there exist no Defaults or Events of Default, and that Credit Agreement and each of the other Loan Documents remain in full force and effect enforceable against the Borrower in accordance with their terms.
6.    This Letter Agreement shall be governed by the laws of the State of New York, without regard to principles of conflict of laws other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, and the provisions hereof may only be amended and waived by a writing signed by the Borrower and the Administrative Agent.
7.    This Letter Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument.
8.    This Letter Agreement shall constitute a Loan Document for all purposes under the Credit Agreement.

9.    This Letter Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Letter Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
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Please indicate your agreement to the terms hereof by signing each counterpart of this Letter Agreement and returning one fully executed counterpart to the undersigned.
Please feel free to contact the undersigned with any questions.
Very truly yours,
BANK OF AMERICA, N.A., as sole Lender and Administrative Agent

By: /s/ Michael Twomey______________
Name: Michael Twomey
Title: Vice President

ACCEPTED AND AGREED TO AS OF THE EFFECTIVE DATE:

The foregoing is agreed to as of the Effective Date by an Authorized Representative authorized to do so on behalf of the Borrower.

ACRC LENDER B LLC, as the Borrower

By: /s/ Anton Feingold
Name: Anton Feingold
Title: Vice President

GUARANTOR’S ACKNOWLEDGEMENT AND CONFIRMATION OF GUARANTY:

The Guarantor hereby acknowledges the foregoing terms of this Letter Agreement and hereby acknowledges that the Guaranty is hereby ratified and confirmed, and continues to be in full force and effect.

ARES COMMERCIAL REAL ESTATE CORPORATION, as the Guarantor

By: /s/ Anton Feingold
Name: Anton Feingold
Title: Vice President

Cc:    Loren N. Finegold, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022